Exhibit 99.1

COASTAL FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER 2018 RESULTS

Company release: August 21, 2018

2018 Second Quarter Highlights:

•	Net income totaled $2.2 million for the second quarter of 2018, or $0.24 per diluted common share, up 22.2% from $1.8 million for the first quarter of 2018.

•	Total assets were $850.9 million at June 30, 2018, up 2.4% from $831.0 million at March 31, 2018.

•	Total loans receivable, net increased 3.3% from March 31, 2018 and 6.7% from December 31, 2017.

•	Total deposits increased 2.4% from March 31, 2018 and increased 5.9% from December 31, 2017.

•	Noninterest bearing deposits at June 30, 2018 were 34.9% of total deposits.

•	Cost of deposits were 0.40% for the second quarter of 2018, up only 0.03% from the first quarter of 2018.

•	Initial public offering of 2,577,500 shares of common stock completed, subsequent to quarter end, on July 18, 2018, for net proceeds of $33.2 million.

Everett, WA – Coastal Financial Corporation (NASDAQ: CCB) (the “Company”) today reported unaudited financial results for the second quarter 2018. Net income for the second quarter of 2018 was $2.2 million, or $0.24 per diluted common share, compared with net income of $1.8 million, or $0.20 per diluted share, for the first quarter of 2018.

On July 18, 2018, the Company closed its initial public offering of 2,577,500 shares of common stock, including the exercise of the over-allotment of 427,500 shares, for net proceeds of $33.2 million after deducting underwriting discounts, commissions, and estimated offering expenses.

Eric Sprink, President and CEO, commented, “We are pleased with our second quarter financial performance, especially our deposit and loan growth. Historically, the second quarter has been a tougher quarter to grow deposits due to customers withdrawing funds to pay taxes. However, for the three months ended June 30, 2018 deposit growth on an annualized basis was 9.5% and loan growth was 13.1%. We believe that the loan and deposit growth, combined with the increase in net interest margin, positions us well for continued growth in earnings.”

In addition, our initial public offering, which was completed on July 20, 2018, was priced at $14.50 a share (which was near the top of the offering range), and net proceeds were $33.2 million after expenses. We intend to use the net proceeds from this offering to support our growth, organically or through mergers and acquisitions, and for general corporate purposes.”

The Company had net income of $4.0 million for the six months ended June 30, 2018, or $0.44 per diluted common share, compared to $3.2 million, or $0.35 per diluted common share for the six months ended June 30, 2017.

Results of Operations

Net interest income was $8.3 million for the three months ended June 30, 2018, an increase of 6.4% from $7.8 million for the first quarter of 2018, and an increase of 15.3% from $7.2 million for the second quarter of 2017. Increases over the prior quarter and prior year were the result of growth in interest earning assets, primarily loans, and improvements in net interest margin.

Net interest income for the six months ended June 30, 2018 totaled $16.1 million, an increase of 14.2% compared to the same period last year. The $2.0 million increase in net interest income over the same period last year was primarily related to growth in loan balances. During the six months ended June 30, 2018, the average balance of total loans receivable increased by $69.2 million, compared to the same period last year. This increase was partially offset by increased deposit costs from the growth in the balance of our deposits of $40.7 million and an increase in the cost of deposit funds of 12 basis points, compared to the same period last year.

Net interest margin for the quarter ended June 30, 2018 increased 14 basis points to 4.26% from 4.12% for the first quarter of 2018 and from 4.12% for the second quarter of 2017. The increase in net interest over the comparable period in the prior year was primarily due to increases in loan volume as a percent of earning assets and higher prepayment penalties and deferred fees recognized on loans paid off, and to a lesser extent, increases in average loan yields. The average loan receivable balance for the three months ended June 30, 2018 was $689.0 million, an increase of 5.3% compared to the prior quarter of 2018 and an increase of 13.5% from the same quarter one year ago.

Net interest margin for the six months ended June 30, 2018 increased 12 basis points to 4.19% from 4.07% for the comparable period last year. The increase in net interest over the comparable period in the prior year was primarily due to increases in loan volume as a percent of earning assets and higher prepayment penalties and deferred fees recognized on loans paid off in the first two quarters of 2018, and to a lesser extent, increases in average loan yields.

Loan yields for the quarter ended June 30, 2018 were 5.11%, an increase of four basis points from 5.07% for the quarter ended March 31, 2018, and a 12 basis point increase from 4.99% for the quarter ended June 30, 2017. Loan yields for the six months ended June 30, 2018 were 5.09%, an increase of 13 basis points from 4.96% for the six months ended June 30, 2017. Prepayment penalties and deferred fees recognized on loans paid off in both the current quarter and previous quarter were each 0.09% higher than the quarter ended June 30, 2017. Contractual loan yields approximated 4.92% for the three months ended June 30, 2018, 4.88% for the three months ended March 31, 2018, and 4.89% for the three months ended June 30, 2017.

The following table shows the Company’s key performance ratios for the periods indicated.

	Three months ended			Six months ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Return on average assets (1)	1.09%	0.93%	1.03%	1.02%	0.88%
Return on average shareholders’ equity (1)	12.90%	11.09%	12.00%	12.07%	9.81%
Yield on earnings assets (1)	4.73%	4.56%	4.51%	4.65%	4.45%
Yield on loans receivable (1)	5.11%	5.07%	4.99%	5.09%	4.96%
Cost of funds (1)	0.50%	0.46%	0.41%	0.48%	0.41%
Cost of deposits (1)	0.40%	0.37%	0.30%	0.38%	0.31%
Net interest margin (1)	4.26%	4.12%	4.12%	4.19%	4.07%
Noninterest expense to average assets (1)	3.15%	3.07%	3.32%	3.12%	2.98%
Efficiency ratio	66.77%	68.28%	66.27%	67.50%	67.96%
Loans receivable to deposits	94.12%	93.30%	97.25%	94.12%	97.25%

(1)	annualized calculations

Noninterest income was $1.2 million for the second quarter of 2018, an increase of $106,000 from $1.1 million for the first quarter of 2018 and an increase of $193,000 from $1.0 million for the comparable period one year ago. The increase compared to the prior quarter was primarily due to newly assessed point of sale/ATM fees and increased activity in merchant services, which resulted in an additional $84,000 of income during the quarter. The increase in noninterest income compared to the same quarter one year ago was primarily related to increases in existing deposit fees and the introduction of new deposit fees to bring those fees in line with the industry. Sublease and lease income decreased in the second quarter 2018, as compared to both first quarter 2018 and second quarter 2017, as a result of a long-term tenant electing to not renew their lease.

Noninterest income was $2.3 million for the six months ended June 30, 2018, compared to $1.9 million for the six months ended June 30, 2017. The increase is primarily related to newly assessed deposit fees, as discussed above. Loan referral fee income, which is earned when a borrower enters into an interest rate swap agreement with a third party, totaled $244,000 for the six months ended June 30, 2018, an increase of $202,000 from the same period last year.

Total noninterest expense for the current quarter increased 4.9% to $6.4 million from $6.1 million for the preceding quarter and increased 16.4% from $5.5 million from the comparable period one year ago. The increased expenses for the current quarter compared to the prior quarter and previous quarter one year ago were primarily due to increases in salary expenses. Full time equivalent employees increased 7% during the current quarter and increased 14% from the same quarter one year ago. Staffing increases are due to the continued organic growth initiatives, and includes increases in sales staff, including hiring new banking teams, and additional back office staffing to support the incremental increases in banking teams and for operation as a public company.

Total noninterest expense for the six months ended June 30, 2018 totaled $12.4 million, an increase of 14.8% compared to the same period last year. The increase is primarily attributable to increased salary expense, as discussed above and the addition of our Woodinville branch in October 2017.

The provision for income taxes decreased 33.3% for the current quarter and the six months ended June 30, 2018, compared to the same periods last year, primarily due to the Tax Cuts and Jobs Act legislation which was signed into law on December 22, 2017. The Company began using the lower tax rate of 21.0% for the current fiscal year.

Balance Sheet

The Company’s total assets increased $45.1 million, or 5.6%, to $850.9 million at June 30, 2018 from $805.8 million at December 31, 2017 due to the Company’s organic growth initiatives.

Total loans receivable, net of allowance for loan losses, increased $43.4 million, or 6.7%, to $692.2 million at June 30, 2018 from $648.8 million at December 31, 2017. The growth in loans receivable was due primarily to increases in commercial real estate loans of $36.6 million.

The following table summarizes the loan portfolio at the periods indicated.

	As of
	June 30, 2018		December 31, 2017		June 30, 2017
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial and industrial loans	$89,284	12.7%	$88,688	13.5%	$84,792	13.6%
Real estate:
Construction, land and land development	46,356	6.6	41,641	6.3	45,626	7.3
Residential	88,422	12.6	87,031	13.3	69,478	11.1
Commercial real estate	474,330	67.7	437,717	66.6	422,156	67.7
Consumer and other	2,670	0.4	2,058	0.3	1,795	0.3

Gross loans receivable	701,062	100.0%	657,135	100.0%	623,847	100.0%
Net deferred origination fees	(370)		(347)		(597)

Loans receivable	$700,692		$656,788		$623,250

Total deposits increased $41.2 million, or 5.9%, to $744.5 million at June 30, 2018 from $703.3 million at December 31, 2017. The increase in deposits included increases in non-interest bearing deposit accounts of $17.1 million, or 7.1%, and total time deposits of $9.2 million, or 10.1%.

The following table shows the Company’s deposit composition for the periods indicated.

	As of
	June 30, 2018		December 31, 2017		June 30, 2017
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, non-interest bearing	$259,449	34.9%	$242,358	34.5%	$219,872	34.3%
Now and money market	336,666	45.2	326,412	46.4	305,984	47.8
Savings	48,509	6.5	43,876	6.2	43,152	6.7
Time deposits less than $250,000	65,393	8.8	60,445	8.6	51,899	8.1
Time deposits $250,000 and over	34,451	4.6	30,204	4.3	19,996	3.1

Total	$744,468	100.0%	$703,295	100.0%	$640,903	100.0%

Total shareholders’ equity increased $3.8 million, or 5.8%, to $69.5 million at June 30, 2018 from $65.7 million at December 31, 2017. The increase in shareholders’ equity was primarily due to net income earned during the year.

Capital Ratios

The Company and the Bank remain well capitalized at June 30, 2018, as summarized in the following table.

Capital Ratios:	Coastal Community Bank	Coastal Financial Corporation	Financial Institution Basel III Regulatory Guidelines
Tier 1 leverage capital	10.18%	9.21%	5.00%
Tier 1 risk-based capital	11.30%	10.24%	8.00%
Common Equity Tier 1 risk-based capital	11.30%	9.76%	6.50%
Total risk-based capital	12.50%	12.82%	10.00%

Asset Quality

The allowance for loan losses was 1.22% of loans receivable at June 30, 2018, compared to 1.22% at December 31, 2017. Provision for loan losses totaled $392,000 for the current quarter, $501,000 for the preceding quarter, and there was no provision for the same quarter in the prior year. Net charge-offs totaled $370,000 for the six months ended June 30, 2018 compared to net charge-offs of $94,000 for six months ended June 30, 2017.

Non-performing assets were $2.1 million, or 0.24% of total assets, at June 30, 2018, compared to $2.1 million, or 0.26% of total assets at December 31, 2017. There were no repossessed assets or other real estate owned at June 30, 2018.

Non-performing loans to loans receivable ratio was 0.30% at June 30, 2018, compared to 0.32% at December 31, 2017. Classified loans were $8.6 million at June 30, 2018, an increase of $700,000, as compared to $7.9 million at December 31, 2017.

The following table details the Company’s non-performing assets for the periods indicated.

	As of
(Dollars in thousands)	June 30, 2018	December 31, 2017	June 30, 2017
Non-accrual loans:
Commercial and industrial loans	$703	$372	$284
Real estate:
Construction, land and land development	—	—	—
Residential	75	88	151
Commercial real estate	—	345	579
Commercial real estate - troubled debt restructure	1,290	1,315	1,340
Consumer and other loans	—	—	—

Total non-accrual loans	2,068	2,120	2,354
Total accruing loans past due 90 days or more	—	—	—

Total non-performing loans	2,068	2,120	2,354
Other real estate owned	—	—	—
Repossessed assets	—	—	—

Total non-performing assets	$2,068	$2,120	$2,354
Troubled debt restructurings, accruing	—	—	3,999
Total non-performing loans to loans receivable	0.30%	0.32%	0.38%
Total non-performing assets to total assets	0.24%	0.26%	0.32%

About Coastal Financial

Coastal Financial Corporation is an Everett-based Washington State bank holding company with Coastal Community Bank (the “Bank”), a full-service commercial bank, as its sole wholly-owned banking subsidiary. The Bank operates through its 13 branches in Snohomish, Island, and King Counties, the Internet and its mobile banking application. More information about the Bank can be found on its website at www.coastalbank.com and its investor relations page.

Contact

Eric Sprink, President & Chief Executive Officer, (425) 357-3659

Joel Edwards, Executive Vice President & Chief Financial Officer, (425) 357-3687

Forward-Looking Statements

This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands; unaudited)

	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS
Cash and due from banks	$14,217	$13,589	$13,787
Interest-bearing deposits with other banks	77,232	80,980	75,964
Investment securities, available for sale, at fair value	36,013	36,015	36,927
Investment securities, held to maturity, at amortized cost	1,304	1,323	1,409
Other investments	3,766	3,766	3,680
Loans receivable	700,692	678,515	656,788
Allowance for loan losses	(8,540)	(8,423)	(8,017)

Total loans receivable, net	692,152	670,092	648,771
Premises and equipment, net	12,963	13,000	13,121
Accrued interest receivable	2,290	1,968	2,274
Bank-owned life insurance, net	6,592	6,546	6,500
Deferred tax asset, net	2,253	2,277	2,092
Other assets	2,140	1,406	1,228

Total assets	$850,922	$830,962	$805,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$744,468	$727,268	$703,295
Federal Home Loan Bank (FHLB) advances	20,000	20,000	20,000
Subordinated debt	9,957	9,954	9,950
Junior subordinated debentures	3,580	3,580	3,579
Deferred compensation	1,127	1,151	1,175
Accrued interest payable	241	229	228
Other liabilities	2,059	1,853	1,815

Total liabilities	781,432	764,035	740,042
SHAREHOLDERS’ EQUITY
Common stock	52,946	52,592	52,521
Retained earnings	18,364	16,163	14,134
Accumulated other comprehensive loss, net of tax	(1,820)	(1,828)	(944)

Total shareholders’ equity	69,490	66,927	65,711

Total liabilities and shareholders’ equity	$850,922	$830,962	$805,753

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Three months ended
	June 30, 2018	March 31, 2018	June 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,778	$8,189	$7,557
Interest on interest-bearing deposits with other banks	236	255	149
Interest on investment securities	155	152	132
Dividends on other investments	62	11	63

Total interest and dividend income	9,231	8,607	7,901
INTEREST EXPENSE
Interest on deposits	712	646	492
Interest on borrowed funds	216	183	185

Total interest expense	928	829	677

Net interest income	8,303	7,778	7,224
PROVISION FOR LOAN LOSSES	392	501	—

Net interest income after provision for loan losses	7,911	7,277	7,224
NONINTEREST INCOME
Deposit service charges and fees	771	687	651
Loan referral fees	114	130	42
Mortgage broker fees	69	37	74
Sublease and lease income	4	57	55
Gain on sale of loans	78	64	58
Other	177	132	140

Total noninterest income	1,213	1,107	1,020
NONINTEREST EXPENSE
Salaries and employee benefits	3,910	3,735	3,174
Occupancy	804	823	740
Data processing	492	479	447
Director and staff expenses	136	144	137
Excise taxes	134	124	112
Marketing	86	57	83
Legal and professional fees	130	80	104
Federal Deposit Insurance Corporation (FDIC) assessments	79	85	78
Business development	72	88	60
Other	511	452	528

Total noninterest expense	6,354	6,067	5,463

Income before provision for income taxes	2,770	2,317	2,781
PROVISION FOR INCOME TAXES	569	474	905

NET INCOME	$2,201	$1,843	$1,876

Basic and diluted earnings per share	$0.24	$0.20	$0.20
Weighted average number of common shares outstanding:
Basic	9,263,302	9,242,839	9,233,738
Diluted	9,282,816	9,248,428	9,236,815

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Six months ended
	June 30, 2018	June 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$16,967	$14,833
Interest on interest-bearing deposits with other banks	491	287
Interest on investment securities	307	250
Dividends on other investments	73	74

Total interest and dividend income	17,838	15,444
INTEREST EXPENSE
Interest on deposits	1,358	986
Interest on borrowed funds	399	359

Total interest expense	1,757	1,345

Net interest income	16,081	14,099
PROVISION FOR LOAN LOSSES	893	439

Net interest income after provision for loan losses	15,188	13,660
NONINTEREST INCOME
Deposit service charges and fees	1,458	1,199
Loan referral fees	244	42
Mortgage broker fees	106	115
Sublease and lease income	61	111
Gain on sale of loans	142	84
Other	309	300

Total noninterest income	2,320	1,851
NONINTEREST EXPENSE
Salaries and employee benefits	7,645	6,456
Occupancy	1,627	1,469
Data processing	971	848
Director and staff expenses	280	278
Excise taxes	258	225
Marketing	143	150
Legal and professional fees	210	194
Federal Deposit Insurance Corporation (FDIC) assessments	164	181
Business development	160	127
Other	963	911

Total noninterest expense	12,421	10,839

Income before provision for income taxes	5,087	4,672
PROVISION FOR INCOME TAXES	1,043	1,483

NET INCOME	$4,044	$3,189

Basic and diluted earnings per share	$0.44	$0.35
Weighted average number of common shares outstanding:
Basic	9,253,095	9,232,444
Diluted	9,265,647	9,235,521

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY

(Dollars in thousands; unaudited)

	For the Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest & Dividends	Yield / Cost (4)	Average Balance	Interest & Dividends	Yield / Cost (4)	Average Balance	Interest & Dividends	Yield / Cost (4)
Assets
Interest earning assets:
Interest-bearing deposits	$50,750	$236	1.87%	$68,160	$255	1.52%	$56,240	$149	1.06%
Investment securities (1)	39,642	155	1.57	39,717	152	1.55	36,288	132	1.46
Other Investments	3,200	62	7.77	2,912	11	1.53	2,975	63	8.49
Loans receivable (2)	688,975	8,778	5.11	654,570	8,189	5.07	607,197	7,557	4.99

Total interest earning assets	$782,567	$9,231	4.73	$765,359	$8,607	4.56	$702,700	$7,901	4.51

Noninterest earning assets:
Allowance for loan losses	(8,522)			(8,121)			(7,861)
Other noninterest earning assets	36,277			36,077			38,094

Total assets	$810,322			$793,315			$732,933

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest-bearing deposits	$464,133	$712	0.62%	$464,219	$646	0.56%	$422,166	$492	0.47%
Subordinated debt	9,955	147	5.92	9,952	144	5.87	9,941	148	5.97
Junior subordinated debentures	3,580	39	4.37	3,579	35	3.97	3,578	30	3.36
FHLB advances and other borrowings	5,972	30	2.01	793	4	2.05	2,544	7	1.10

Total interest-bearing liabilities	$483,640	$928	0.77	$478,543	$829	0.70	$438,229	$677	0.62

Non-interest bearing deposits	255,615			245,273			229,084
Other liabilities	2,610			2,845			2,889
Total shareholders’ equity	68,457			66,654			62,731

Total liabilities and shareholders’ equity	$810,322			$793,315			$732,933

Net interest income		$8,303			$7,778			$7,224

Interest rate spread			3.96%			3.86%			3.89%
Net interest margin (3)			4.26%			4.12%			4.12%

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Includes nonaccrual loans
(3)	Net interest margin represents net interest income divided by the average total interest-earning assets
(4)	Yields and rates are annualized

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE

(Dollars in thousands; unaudited)

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest & Dividends	Yield / Cost (4)	Average Balance	Interest & Dividends	Yield / Cost (4)
Assets
Interest earning assets:
Interest-bearing deposits	$59,407	$491	1.67%	$57,466	$287	1.01%
Investment securities (1)	39,679	307	1.56	36,336	250	1.39
Other Investments	3,057	73	4.82	2,790	74	5.35
Loans receivable (2)	671,867	16,967	5.09	602,619	14,833	4.96

Total interest earning assets	$774,010	$17,838	4.65	$699,211	$15,444	4.45

Noninterest earning assets:
Allowance for loan losses	(8,323)			(7,771)
Other noninterest earning assets	36,178			41,361

Total assets	$801,865			$732,801

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest-bearing deposits	$464,176	$1,358	0.59%	$423,501	$986	0.47%
Subordinated debt	9,954	291	5.90	9,940	291	5.90
Junior subordinated debentures	3,580	74	4.17	3,578	58	3.27
FHLB advances and other borrowings	3,397	34	2.02	1,611	10	1.25

Total interest-bearing liabilities	$481,107	$1,757	0.74	$438,630	$1,345	0.62

Non-interest bearing deposits	250,473			225,769
Other liabilities	2,724			2,820
Total shareholders’ equity	67,561			65,582

Total liabilities and shareholders’ equity	$801,865			$732,801

Net interest income		$16,081			$14,099

Interest rate spread			3.91%			3.84%
Net interest margin (3)			4.19%			4.07%

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Includes nonaccrual loans
(3)	Net interest margin represents net interest income divided by the average total interest-earning assets
(4)	Yields and rates are annualized

COASTAL FINANCIAL CORPORATION

QUARTERLY STATISTICS

(Dollars in thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Income Statement Data:
Interest and dividend income	$9,231	$8,607	$8,452	$8,217	$7,901
Interest expense	928	829	798	732	677
Provision for loan losses	392	501	366	65	—
Net interest income after provision for loan losses	7,911	7,277	7,288	7,420	7,224
Noninterest income	1,213	1,107	1,053	1,250	1,020
Noninterest expense	6,354	6,067	5,785	5,809	5,463
Provision for income tax	569	474	2,213	957	905
Net income	2,201	1,843	343	1,904	1,876
Adjusted net income (1)	2,201	1,843	1,638	1,904	1,876

	As of Period End or for the three month period
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Balance Sheet Data:
Cash and cash-equivalents	$91,449	$94,569	$89,751	$86,531	$58,198
Investment securities	37,317	37,338	38,336	40,201	35,280
Loans receivable	700,692	678,515	656,788	630,442	623,250
Allowance for loan losses	(8,540)	(8,423)	(8,017)	(7,947)	(7,889)
Total assets	850,922	830,962	805,753	778,609	738,049
Interest-bearing deposits	485,019	473,268	460,937	438,592	421,031
Noninterest-bearing deposits	259,449	254,000	242,358	242,607	219,872
Total deposits	744,468	727,268	703,295	681,199	640,903
Total borrowings	33,537	33,534	33,529	28,526	30,521
Total shareholders’ equity	69,490	66,927	65,711	65,558	63,600
Share and Per Share Data (2)(3):
Earnings per share – basic	$0.24	$0.20	$0.04	$0.21	$0.20
Earnings per share – diluted	$0.24	$0.20	$0.04	$0.21	$0.20
Adjusted earnings per share - diluted (4)			$0.18
Dividends per share	—	—	—	—	—
Book value per share (5)	$7.47	$7.23	$7.10	$7.09	$6.88
Tangible book value per share (6)	$7.47	$7.23	$7.10	$7.09	$6.88
Weighted avg outstanding shares – basic	9,263,302	9,242,766	9,237,660	9,235,344	9,233,738
Weighted avg outstanding shares – diluted	9,282,816	9,248,365	9,240,737	9,238,421	9,236,815
Shares outstanding at end of period	9,298,553	9,253,303	9,248,901	9,249,006	9,245,546
Credit Quality Ratios:
Nonperforming assets to total assets	0.24%	0.20%	0.26%	0.32%	0.32%
Nonperforming assets to loans receivable and OREO	0.30%	0.25%	0.32%	0.40%	0.38%
Nonperforming loans to total loans receivable	0.30%	0.25%	0.32%	0.40%	0.38%
Allowance for loan losses to nonperforming loans	412.96%	495.76%	378.16%	316.49%	335.13%
Allowance for loan losses to total loans receivable	1.22%	1.24%	1.22%	1.26%	1.27%
Net charge-offs (recoveries) to average loans (7)	0.16%	0.06%	0.18%	0.01%	-0.06%
Capital Ratios:
Tier 1 leverage capital	9.21%	9.07%	8.95%	9.31%	9.22%
Tier 1 risk-based capital	10.24%	10.25%	10.50%	10.75%	10.43%
Common equity Tier 1 risk-based capital	9.76%	9.75%	9.98%	10.21%	9.89%
Total risk-based capital	12.82%	12.90%	13.24%	13.54%	13.21%

(1)

Adjusted net income is a non-GAAP financial measure that excludes the impact of the revaluation of our deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption “Non-GAAP Financial Measures.”

(2)	Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock.
(3)	Share and per share information has been adjusted to give effect to a one-for-five reverse stock split of our common shares completed effective May 4, 2018.
(4)

Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of the revaluation of our deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. The most directly comparable GAAP measure is earnings per share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption “Non-GAAP Financial Measures.”

(5)

We calculate book value per share as total shareholders’ equity at the end of the relevant period divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period.

(6)

Tangible book value per share is a non-GAAP financial measure. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period. The most directly comparable GAAP financial measure is book value per share. We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible book value per share is the same as book value per share as of each of the dates indicated.

(7)	Annualized calculations

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP (“Generally Accepted Accounting Principles”) financial measures in addition to results presented in accordance with GAAP. These measures include the following:

“Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income.

“Adjusted earnings per share” is a non-GAAP measure defined as net income, plus additional income tax expense, divided by weighted average outstanding shares (diluted). The most directly comparable GAAP measure is earnings per share.

The Company also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP measures are presented below.

(Dollars in thousands, except share and per share data)	As of and for three Months ended December 31, 2017
Adjusted net income:
Net income	$343
Plus: additional income tax expense	1,295

Adjusted net income	$1,638
Adjusted earnings per share – diluted:
Net income	$343
Plus: additional income tax expense	1,295

Adjusted net income	$1,638
Weighted average common shares outstanding– diluted (1)	9,240,737
Adjusted earnings per share – diluted (1)	$0.18

(1)	Share and per share information has been adjusted to give effect to a one-for-five reverse stock split of our common shares completed effective May 4, 2018.